                                                                   Exhibit 3-208
--------------------------------------------------------------------------------

                                                                 Form No. 11
                                                                 RSA 293-A:54
                                                                    FILED
                                                                  NOV 1 1991
                                                                 NEW HAMPSHIRE
                                                              SECRETARY OF STATE

                             STATE OF NEW HAMPSHIRE

Fee for Form 11-A: $  50.00
Filing fee:        $  35.00
+ License fee:     $  75.00 (See Section 136 II)
                   --------
Total fees         $ 160.00
Use black print or type.
Leave 1" margins both sides.

                            ARTICLES OF INCORPORATION

                                       OF

                    McKerley Health Care Center-Concord, Inc.
                    -----------------------------------------


THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

   FIRST: The name of the corporation is McKerley Health Care Center-Concord, Inc. (Note 1)

   SECOND: The period of its duration if such period is other than perpetual:
Perpetual

   THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purpose or purposes for which the corporation is organized are:

   To acquire, construct, maintain and operate nursing homes, medical care centers, sheltered care homes, retirement homes and health care facilities in general and all lawful business for which corporation may be incorporated under NHRSA 293-A and NHRSA 151.



             [if more space is needed, attach additional sheet(s)]

ARTICLES OF INCORPORATION                                           Form No. 11
OF McKerley Health Care Center-Concord, Inc.                            (cont.)

   FOURTH: The aggregate number of shares which the corporation shall have authority to issue is: (Note 2)

15,000 Common per value $1.00

   FIFTH: The capital stock will be sold or offered for sale within the meaning of RSA 421-B. (New Hampshire Securities Act) (Note 3)*

   SIXTH: Provisions, if any, for the limitation or denial of preemptive rights: (Note 4)*

There shall be no preemptive rights with respect to any shares of stock of this corporation.

   SEVENTH: Provisions for the regulation of the internal affairs of the corporation are: (Note 5)*

Provisions of the regulation of the internal affairs are located in the Articles of Incorporation, the Bylaws and generally in NHRSA 151.

   EIGHTH: Provision eliminating or limiting personal liability of directors or officers: (Note 6)*

There are no provisions eliminating or limiting personal liability of directors or officers. There are terms in the Bylaws providing for indemnification.

* Add additional pages if needed.

ARTICLES OF INCORPORATION                                           Form No. 11
OF. McKerley Health Care Center-Concord, Inc.                           (cont.)

   NINTH: The address of the initial registered office of the corporation is P.O. Box 9018, One Fisher Ave., Penacook, NH 03303 and the name of its initial registered agent at such address is Joseph Stewart, P.O. Box 9018, One Fisher Ave., Penacook, NH 03303

   TENTH: The number of directors constituting the initial board of directors of the corporation is 3, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

             Name                                         Address
            -----                                        ---------
Forrest D. McKerley           One Fisher Ave., P.O. Box 9018, Penacook, NH 03303

James P. McKerley             One Fisher Ave., P.O. Box 9018, Penacook, NH 03303

Matthew McKerley              One Fisher Ave., P.O. Box 9018, Penacook, NH 03303


   ELEVENTH: The name and address of each incorporator is:

             Name                                         Address
            -----                                        ---------
Forrest D. McKerley           One Fisher Ave., P.O. Box 9018, Penacook, NH 03303

James P. McKerley             One Fisher Ave., P.O. Box 9018, Penacook, NH 03303

Matthew McKerley              One Fisher Ave., P.O. Box 9018, Penacook, NH 03303





Dated Nov 1, 1991

                                             /s/ Forrest D. McKerley
                                             -----------------------------------
                                                 Forrest D. McKerley

                                             /s/ James P. McKerley
                                             -----------------------------------
                                                 James P. McKerley

                                             /s/ Mathew McKerley
                                             -----------------------------------
                                                Mathew McKerley, Incorporator(s)
                                                (Note 7)




        Mail fees, DUPLICATE ORIGINALS (ORIGINAL SIGNATURES ON BOTH) AND
            FORM 11-A (Note 3) to: Secretary of State, State House,
            Room 204, 107 North Main Street, Concord, NH 03301-4989

                                                                 Form No. 14
                                                                RSA 293-A;61
                                                                    FILED
                                                                 NOV 17 1992
                                                              WILLIAM M. GARDNER
                                                                 NEW HAMPSHIRE
                                                              SECRETARY OF STATE

                             STATE OF NEW HAMPSHIRE

Filing fee:      $35.00
+ License fee:   $ 0.00
                 ------
Total fees       $35.00

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                   MCKERLEY HEALTH CARE CENTER - CONCORD, INC.

PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

   FIRST: The name of the corporation is McKerley Health Care Center - Concord, Inc.

   SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on November 17, 1992, in the manner prescribed by the New Hampshire Business Corporation Act:

     That Article THIRD be and hereby is deleted in its entirety, and the following shall be inserted in lieu thereof:

     THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purpose or purposes for which the corporation is organized are:

          To acquire, construct, maintain and operate nursing homes, medical care centers, sheltered care homes, retirement homes and health care facilities; to enable the financing of the construction of such rental housing with the assistance of mortgage insurance under the National Housing Act; to act as a general partner in a limited partnership formed for any of the purposes for which the corporation was organized; to enter into, perform, and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the corporation, including, expressly, any contract or contracts with the Secretary of Housing and Urban Development which may be desirable or necessary to comply with the requirements

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF McKerley Health Care Center- Concord, Inc.

          of the National Housing Act, as amended, and the Regulations of the Secretary thereunder, relating to other regulation of mortgagors as to rents, sales, charges, capital structure, rate of return and methods of operation; to acquire any property, real or personal, in fee or under lease or any rights therein or appurtenant thereto, necessary for the construction and operation of such project; and to borrow money, and to issue evidence of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien, in furtherance of any or all of the objects of its business in connection with said project; and all other lawful business for which a corporation can be incorporated under NHRSA 293-A.

   THIRD: The number of shares of the corporation outstanding at the time of such adoption was 600; and the number of shares entitled to vote thereon was 600.

   FOURTH: The number of shares voted for such amendment was 600; and the number of shares voted against such amendment was 0.

Dated: November 17, 1992

                                              McKerley Health Care Center -
                                              Concord, Inc.

                                          By: /s/ Forrest McKerley
                                              ----------------------------------
                                                       President
                                                    Forrest McKerley
                                              ----------------------------------
                                                  Print or type name


                                     and By: /s/ Joseph Stewart
                                              ----------------------------------
                                                      Secretary
                                                 Joseph Stewart
                                              ----------------------------------
                                                  Print or type name

                                   Form No. 14
                                                                 RSA 293-A:61
                                                                    FILED
                                                                 NOV 18 1992
                                                              WILLIAM M. GARDNER
                                                                 NEW HAMPSHIRE
                                                              SECRETARY OF STATE

                             STATE OF NEW HAMPSHIRE

Filing fee:       $35.00
+ License fee:    $ 0.00
                  ------
Total fees        $35.00

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                   MCKERLEY HEALTH CARE CENTER - CONCORD, INC.

PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

   FIRST: The name of the corporation is McKerley Health Care Center - Concord., Inc.

   SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on November 17th 1992, in the manner prescribed by the New Hampshire Business Corporation Act:

          TWELFTH: Unanimous approval of the Board of Directors of the Corporation is required as a condition to the consent by the Corporation to the transfer by McKerley Pleasant View, Inc., of its interest in McKerley Health Care Center - Concord Limited Partnership. Notwithstanding any other provision of law, these Articles, or the By-Laws of the Corporation, and notwithstanding that a lesser percentage may be specified by law, the affirmative vote of all the Directors of the Corporation shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

   THIRD: The number of shares of the corporation outstanding at the time of such adoption was 600; and the number of shares entitled to vote thereon was 600.

   FOURTH: The number of shares voted for such amendment was 600; and the number of shares voted against such amendment was 0.

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF McKerley Health Care Center- Concord, Inc.




Dated: November 17th, 1992

                                              McKerley Health Care Center-
                                              Concord, Inc.

                                         By: /s/ Forrest McKerley
                                              ----------------------------------
                                                       President
                                                    Forrest McKerley
                                              ----------------------------------
                                                  Print or type name


                                     and By: /s/ Joseph Stewart
                                              ----------------------------------
                                                      Secretary
                                                 Joseph Stewart
                                              ----------------------------------
                                                  Print or type name




                                   page 2 of 2